EXHIBIT 23.3




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 33-80321 of Redwood Broadcasting, Inc. and Redwood MicroCap Fund, Inc. of our report dated May 24, 1996, related to the March 31, 1996 financial statements of Redwood MicroCap Fund, Inc., appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




STOCKMAN KAST RYAN & SCRUGGS, P.C.
Colorado Springs, Colorado

February 12, 1997